Exhibit 99.1

    Orion HealthCorp Plan of Compliance Accepted by American Stock Exchange

     ATLANTA & HOUSTON--(BUSINESS WIRE)--April 12, 2005--Orion HealthCorp, Inc. (AMEX:ONH) today announced that it has received a letter dated April 5, 2005, from the American Stock Exchange stating that it had reviewed Orion HealthCorp's plan of compliance, which was submitted on March 10, 2005, in response to an earlier letter received from the Exchange notifying Orion HealthCorp, Inc. of its failure to comply with listing standards in connection with two issuances of common stock in 2003 and 2004 without advance shareholder approval. The April 5th letter stated that the American Stock Exchange has granted the Company an extension of time to regain compliance with the continued listing standards. The Company will be subject to periodic review by Exchange staff during the extension period, which ends May 31, 2005. Failure to make progress consistent with the plan or to regain compliance with the continued listing standards by the end of the extension period could result in the Company being delisted from the American Stock Exchange. Pursuant to its compliance plan, the Company intends to submit the prior stock issuances for stockholder approval at the 2005 Annual Meeting of Stockholders.
     In commenting on the American Stock Exchange letter, Terrence Bauer, Orion HealthCorp's chief executive officer, said, "We are pleased that the American Stock Exchange has accepted our plan. We are intently focused on positioning the Company for full compliance with the listing requirements of the American Stock Exchange."
     The Company intends to hold its 2005 annual meeting of stockholders on May 31, 2005. In order for a stockholder to submit a proposal to be considered at the annual meeting, the stockholder must submit the proposal in writing to the Secretary of the Company not later than the close of business on the 10th day following the date on which the notice of the meeting is mailed to the Company's stockholders.
     Orion HealthCorp, Inc. is a healthcare services organization resulting from a recent combination of four different operating companies. Although the structure is new, the combined companies are proven growth engines with considerable operational traction in the healthcare marketplace. The Company provides complementary business services to physicians through three business units: SurgiCare, Inc., serving the freestanding ambulatory surgery center market; Integrated Physician Solutions, Inc., providing business services to pediatric practices and technology solutions to general and specialized medical practices; and Medical Billing Services, Inc., providing physician billing and collection services and practice management solutions to hospital-based physicians. The core competency of the Company is its long-term experience and success in working with and creating value for physicians. For more information on Orion HealthCorp, Inc., visit the Company's website at www.orionhealthcorp.com.

     Certain statements in this press release constitute "forward-looking statements" within the meaning of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended (the "Acts"). Any statements contained herein that are not statements of historical fact are deemed to be forward-looking statements.
     The forward-looking statements in this press release are based on current beliefs, estimates and assumptions concerning the operations, future results, and prospects of Orion HealthCorp, Inc. and the other companies described herein. As actual operations and results may materially differ from those assumed in forward-looking statements, there is no assurance that forward-looking statements will prove to be accurate. Forward-looking statements are subject to the safe harbors created in the Acts. Any number of factors could affect future operations and results. Orion HealthCorp, Inc. undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information or future events.


     CONTACT: Orion HealthCorp, Inc.
              Terrence L. Bauer, 678-832-1800
              or
              Keith G. LeBlanc, 713-973-6675